Exhibit 32.1
Section 906 Certification

Hillary Super, the Chief Executive Officer, and Scott Sekella, the Chief Financial and Operating Officer, of Victoria’s Secret & Co. (the “Company”), each certifies that, to the best of her or his knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated December 5, 2025 for the period ended November 1, 2025 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hillary Super
Hillary Super
Chief Executive Officer

/s/ Scott Sekella
Scott Sekella
Chief Financial and Operating Officer

Date: December 5, 2025